Independent AuditorsO Report on Internal Accounting
                             Control

The Board of Directors and Shareholders
IDS Global Series, Inc.:

In  planning and performing our audit of the  financial
statements  of IDS Emerging Markets   Fund, IDS  Global
Balanced Fund, IDS Global Bond Fund, IDS Global  Growth
Fund  and IDS Innovations Fund (funds within IDS Global
Series, Inc.) for the period ended OctoberE31, 1997, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The   management   of  IDS  Global  Series,   Inc.   is
responsible   for  establishing  and   maintaining   of
internal  control.  In fulfilling this  responsibility,
estimates  and judgments by management are required  to
assess  the  expected  benefits and  related  costs  of
controls. Generally, controls that are relevant  to  an
audit  pertain to the entityOs objective  of  preparing
financial  statements for external  purposes  that  are
fairly  presented in conformity with generally accepted
accounting  principles.  Those  controls  include   the
safeguarding    of    assets    against    unauthorized
acquisition, use or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration  of the internal control  would  not
necessarily  disclose  all  matters  in  the   internal
control   that  might  be  material  weaknesses   under
standards  established  by the  American  Institute  of
Certified Public Accountants. A material weakness is  a
condition  in which the design or operation of  one  or
more of the internal control components does not reduce
to  a  relatively  low level the risk  that  errors  or
irregularities  in amounts that would  be  material  in
relation to the financial statements being audited  may
occur  and  not be detected within a timely  period  by
employees  in  the  normal course of  performing  their
assigned  functions.  However,  we  noted  no   matters
involving the internal control and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above.

This report is intended solely for the information  and
use of management, the Board of Directors of IDS global
Series,   Inc.,   and  the  Securities   and   Exchange
Commission.

                                    KPMG  Peat  Marwick
LLP

Minneapolis, Minnesota
December 5, 1997